                                                                 Exhibit 99(a)


                                   FORM 11-K


             FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
               AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


(Mark One)
 _____
|__X__| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended December 30, 1993

                                      OR
 _____
|_____| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from _______ to ________


                         Commission file number  1-7006



                               BRUSH WELLMAN INC.
                          SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plan)




                               BRUSH WELLMAN INC.
                             17876 St. Clair Avenue
                             Cleveland, Ohio 44110



                     (Name of issuer of the securities held
                      pursuant to the plan and the address
                      of its principal executive office.)

                               BRUSH WELLMAN INC.
                          SAVINGS AND INVESTMENT PLAN

REQUIRED INFORMATION
- --------------------

                                                             Page No.
        1. Report of Independent Auditors.                       1

        2. Statements of Financial Condition -
           December 30, 1993 and 1992.                         2-3

        3. Statements of Income and Changes in Plan
           Equity - Plan years ended December 30, 1993,
           1992 and 1991.                                      4-6

        4. Notes to Financial Statements.                     7-12

        5. Schedules required to be filed under ERISA.

           a. Schedule of Assets held for Investment
              Purposes.                                         13

           b. Schedule of Reportable Transactions.           14-15

        6. Consent of Independent Auditors.                     16

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 17th day of March, 1994.


                                BRUSH WELLMAN INC.
                                SAVINGS AND INVESTMENT PLAN


                                By /s/ Dennis L. Habrat
                                   -----------------------
                                   Member of the Administrative
                                   Committee

[LOGO]                                                 27600 Chagrin Boulevard
                                                                     Suite 200
                                                    Cleveland, Ohio 44122-4421
                                                                  216.464.7481
                                                              Fax 216.464.7581
RICHARD A. WRIGHT
ANTHONY J. WESLEY
MARK G. MILLS
WILLIAM M. POTOCZAK
  ___________
KENNETH E. NOWAK


                         REPORT OF INDEPENDENT AUDITORS
                         ------------------------------


Administrative Committee of
 Brush Wellman Inc. Savings
 and Investment Plan

                 We have audited the financial statements of Brush Wellman Inc. Savings and Investment Plan listed in the Annual Report on Form 11-K as of and for the years ended December 30, 1993 and 1992. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Brush Wellman Inc. Savings and Investment Plan for 1991 as listed in the Annual Report on Form 11-K were audited by other auditors whose report dated April 1, 1992, expressed an unqualified opinion on those statements.

                 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                 In our opinion, the financial statements listed in the Annual Report on Form 11-K present fairly, in all material respects, the financial position of Brush Wellman Inc. Savings and Investment Plan at December 30, 1993 and 1992, the results of its operations and changes in its plan equity for the years then ended in conformity with generally accepted accounting principles.

                 Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 30, 1993 and reportable transactions for the year ended December 30 1993 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                               Wright, Wesley & Mills, P.C.
                                               /S/ Wright, Wesley & Mills, P.C.



March 17, 1994
                                -1-

                               BRUSH WELLMAN INC.
                           SAVINGS AND INVESTMENT PLAN
                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 30, 1993

                                          INCOME            EQUITY          EQUITY           EQUITY           STOCK
               ASSETS                     FUND              FUND A          FUND B           FUND C           FUND
              --------                  ----------        ----------       ---------        ---------        ---------
Brush Wellman Inc. Common Stock                                                                             $11,631,149
  (cost $17,033,792)
Managed Guaranteed Investment
  Contract Fund (cost $13,295,724)     $14,307,606
Fidelity Equity Index Portfolio
  (cost $5,223,194)                                        $5,826,691
Fidelity Fund Inc.
  (cost $2,023,888)                                                       $2,115,389
Fidelity Puritan Fund
  (cost $3,671,135)                                                                        $4,013,010
Participant Promissory Notes
  (cost $2,416,728)
Employee Benefits Money Market
  Fund (cost $324,800)                                         14,906          4,885            8,104           180,974
                                        ----------      -------------     ----------       ----------         ---------
                                        14,307,606          5,841,597      2,120,274        4,021,114        11,812,123
Contribution Receivable:
  Company                                                                                                       120,329
  401(k)                                   132,822             49,240         25,214           44,991            40,651
  Participant                               12,738              7,106          4,004            5,943             3,125
                                        ----------      -------------     ----------       ----------         ---------
                                           145,560             56,346         29,218           50,934           164,105

Interest Receivable                             92                102             49               80               383
Dividends Receivable                                           46,228                                            40,331
Other                                          316                 93             33               69            (4,075)
                                        ----------      -------------     ----------       ----------         ---------
                                               408             46,423             82              149            36,639
                                        ----------      -------------     ----------       ----------         ---------

TOTAL ASSETS                           $14,453,574         $5,944,366     $2,149,574        4,072,197       $12,012,867
                                       ===========      =============     ==========       ==========       ===========

       LIABILITIES & PLAN EQUITY
      ---------------------------
Liabilities:
  Benefits Payable                        $115,265            $50,153        $13,895          $28,410          $109,161
  Other                                   (123,891)            18,184         (8,995)         (20,680)          133,377

Plan Equity                             14,462,200          5,876,029      2,144,674        4,064,467        11,770,329
                                        ----------      -------------     ----------       ----------         ---------

TOTAL LIABILITIES & PLAN EQUITY        $14,453,574         $5,944,366     $2,149,574       $4,072,197       $12,012,867
                                       ===========      =============     ==========       ==========       ===========

                                        PAYSOP         LOAN
               ASSETS                   FUND           FUND           TOTAL
              --------                 --------       --------      -----------
Brush Wellman Inc. Common Stock        $206,511                     $11,837,660
  (cost $17,033,792)
Managed Guaranteed Investment
  Contract Fund (cost $13,295,724)                                   14,307,606
Fidelity Equity Index Portfolio
  (cost $5,223,194)                                                   5,826,691
Fidelity Fund Inc.
  (cost $2,023,888)                                                   2,115,389
Fidelity Puritan Fund
  (cost $3,671,135)                                                   4,013,010
Participant Promissory Notes
  (cost $2,416,728)                                  $2,416,728       2,416,728
Employee Benefits Money Market
  Fund (cost $324,800)                      22,712       93,219         324,800
                                         ---------   ----------    ------------
                                           229,223    2,509,947      40,841,884
Contribution Receivable:
  Company                                                               120,329
  401(k)                                                                292,918
  Participant                                                            32,916
                                         ---------   ----------    ------------
                                                                        446,163

Interest Receivable                             66          398           1,170
Dividends Receivable                           725                       87,284
Other                                            1                       (3,563)
                                         ---------   ----------    ------------
                                               792          398          84,891
                                         ---------   ----------    ------------

TOTAL ASSETS                              $230,015   $2,510,345     $41,372,938
                                         =========   ==========     ===========

       LIABILITIES & PLAN EQUITY
      ---------------------------
Liabilities:
  Benefits Payable                          $2,525                     $319,409
  Other                                                $185,564         183,559

Plan Equity                                227,490    2,324,781      40,869,970
                                         ---------   ----------    ------------

TOTAL LIABILITIES & PLAN EQUITY           $230,015   $2,510,345     $41,372,938
                                         =========   ==========     ===========

See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                          SAVINGS AND INVESTMENT PLAN
                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 30, 1992

                                          INCOME           EQUITY          EQUITY          EQUITY           STOCK
                ASSETS                     FUND            FUND A          FUND B          FUND C           FUND
               --------                 -----------      ----------      -----------     ----------      -----------
Brush Wellman Inc. Common Stock
   (cost $15,665,630)                                                                                    $10,463,564
Managed Guaranteed Investment
   Contract Fund (cost $12,828,874)     $12,954,848
Fidelity Equity Index Portfolio
   (cost $4,926,268)                                     $5,293,097
Fidelity Fund Inc.
   (cost $1,386,712)                                                     $1,464,623
Fidelity Puritan Fund
   (cost $2,225,922)                                                                     $2,409,947
Participant Promissory Notes
   (cost $2,456,585)
Employee Benefits Money Market
   Fund (cost $102,001)                                                                                        7,478
                                       ------------      ----------     -----------      ----------      -----------
                                         12,954,848       5,293,097       1,464,623       2,409,947       10,471,042
Contributions Receivable:
    Company                                                                                                  116,647
    401(k)                                  131,561          50,542          21,349          27,862           50,218
    Participant                              11,386           3,906           2,717           4,015            3,203
                                       ------------      ----------     -----------      ----------      -----------
                                            142,947          54,448          24,066          31,877          170,068

Interest Receivable                              64              27              12              16              236
Dividends Receivable                                                                                          73,764
Other                                                                        57,359
                                       ------------      ----------     -----------      ----------      -----------
                                                 64              27          57,371              16           74,000
                                       ------------      ----------     -----------      ----------      -----------
TOTAL ASSETS                            $13,097,859      $5,347,572      $1,546,060      $2,441,840      $10,715,110
                                       ============      ==========     ===========      ==========      ===========

       LIABILITIES & PLAN EQUITY
      ---------------------------
Liabilities:
    Benefits Payable                        $67,775          $5,890                                          $67,999
    Other                                   (83,693)        (27,253)       ($10,601)       ($13,122)         (26,209)

Plan Equity                              13,113,777       5,368,935       1,556,661       2,454,962       10,673,320
                                       ------------      ----------     -----------      ----------      -----------
TOTAL LIABILITIES & PLAN EQUITY         $13,097,859      $5,347,572      $1,546,060      $2,441,840      $10,715,110
                                       ============      ==========     ============     ==========      ===========

                                           PAYSOP           LOAN
                ASSETS                      FUND            FUND            TOTAL
               --------                   ---------      ---------       ----------
Brush Wellman Inc. Common Stock
   (cost $15,665,630)                      $230,271                      $10,693,835
Managed Guaranteed Investment
   Contract Fund (cost $12,828,874)                                       12,954,848
Fidelity Equity Index Portfolio
   (cost $4,926,268)                                                       5,293,097
Fidelity Fund Inc.
   (cost $1,386,712)                                                       1,464,623
Fidelity Puritan Fund
   (cost $2,225,922)                                                       2,409,947
Participant Promissory Notes
   (cost $2,456,585)                                     $2,456,585        2,456,585
Employee Benefits Money Market
   Fund (cost $102,001)                      18,846          75,677          102,001
                                           --------     -----------      -----------
                                            249,117       2,532,262       35,374,936
Contributions Receivable:
    Company                                                                  116,647
    401(k)                                                                   281,532
    Participant                                                               25,227
                                           --------     -----------      -----------
                                                                             423,406

Interest Receivable                              56             253              664
Dividends Receivable                            749                           74,513
Other                                                                         57,359
                                           --------     -----------      -----------
                                                805             253          132,536
                                           --------     -----------      -----------

TOTAL ASSETS                               $249,922      $2,532,515      $35,930,878
                                           ========     ===========      ===========

       LIABILITIES & PLAN EQUITY
      ---------------------------
Liabilities:
    Benefits Payable                                                        $141,664
    Other                                                  $160,878

Plan Equity                                $249,922       2,371,637       35,789,214
                                           --------     -----------      -----------
TOTAL LIABILITIES & PLAN EQUITY            $249,922      $2,532,515      $35,930,878
                                           ========     ===========      ===========

See accompanying notes to financial statements.

                              BRUSH WELLMAN INC.
                        SAVINGS AND INVESTMENT PLAN
                STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 30, 1993

                                          INCOME           EQUITY          EQUITY          EQUITY           STOCK
                                           FUND            FUND A          FUND B          FUND C           FUND
                                         ---------       ----------      ----------      ----------       ---------
Investment Income:
   Dividends                                               $147,967         $55,706        $149,603         $151,251
   Interest                                  $1,538             855             356             645            4,058
   Other Income (Expense)                       316          83,419         289,270         298,154           (4,095)
                                         ----------       ---------      ----------      ----------        ---------
                                              1,854         232,241         345,332         448,402          151,214
Realized Gain (Loss) on
   Investments--Note E                       51,272          62,269           7,206           1,872         (408,791)

Unrealized Appreciation (Depreciation)
   on Investments--Note F                   885,906         236,668          13,589         157,850         (221,083)

Contributions--Note B
   Company                                                                                                 1,395,917
   401(k)                                 1,605,914         637,468         304,300         492,810          532,998
   Participant                               84,978          36,623          23,534          50,897           18,253
                                         ----------       ---------      ----------      ----------        ---------
                                          1,690,892         674,091         327,834         543,707        1,947,168

Investment Election Change                 (186,881)       (385,063)        (47,361)        549,349           70,025

Loan Transfers                              (18,661)         12,715          19,866         (10,472)          (8,236)

Unallocated Loan Payments

Withdrawals and
   Terminations--Note C                   1,075,959         325,827          78,453          81,203          433,288
                                         ----------       ---------      ----------      ----------        ---------

Income and Changes in Plan Equity         1,348,423         507,094         588,013       1,609,505        1,097,009

Plan Equity at Beginning of the Year     13,113,777       5,368,935       1,556,661       2,454,962       10,673,320
                                         ----------       ---------      ----------      ----------        ---------

Plan Equity at End of the Year          $14,462,200      $5,876,029      $2,144,674      $4,064,467      $11,770,329
                                        ===========      ==========      ==========      ==========      ===========

                                           PAYSOP           LOAN
                                            FUND            FUND            TOTAL
                                          ---------      ----------        ---------
Investment Income:
   Dividends                                 $3,839                         $508,366
   Interest                                     716        $125,191          133,359
   Other Income (Expense)                    (5,753)                         661,311
                                          ---------      ----------        ---------
                                             (1,198)        125,191        1,303,036
Realized Gain (Loss) on
   Investments--Note E                       (6,552)                        (292,724)

Unrealized Appreciation (Depreciation)
   on Investments--Note F                    (3,252)                       1,069,678

Contributions--Note B
   Company                                                                 1,395,917
   401(k)                                                                  3,573,490
   Participant                                                               214,285
                                          ---------      ----------        ---------
                                                                           5,183,692

Investment Election Change                      (69)

Loan Transfers                                                4,788

Unallocated Loan Payments                                  (154,297)        (154,297)

Withdrawals and
   Terminations--Note C                      11,361          22,538        2,028,629
                                          ---------      ----------        ---------

Income and Changes in Plan Equity           (22,432)        (46,856)       5,080,756

Plan Equity at Beginning of the Year        249,922       2,371,637       35,789,214
                                          ---------      ----------        ---------

Plan Equity at End of the Year             $227,490      $2,324,781      $40,869,970
                                           ========      ==========      ===========

See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                          SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 30, 1992

                                          INCOME           EQUITY          EQUITY          EQUITY           STOCK
                                           FUND            FUND A          FUND B          FUND C           FUND
                                         ----------       ---------       ---------       ---------       ----------
Investment Income:
   Dividends                                               $157,070         $21,551        $111,835         $169,846
   Interest                                $791,319             660             299             351            3,619
   Other Income (Expense)                       121          42,950          44,830         197,846         (237,076)
                                         ----------       ---------       ---------       ---------       ----------
                                            791,440         200,680          66,680         310,032          (63,611)

Realized Gain (Loss) on
   Investments--Note E                          594         258,428           5,987           1,733         (296,620)

Unrealized Appreciation (Depreciation)
   on Investments--Note F                   125,974         167,326          26,892          73,350        1,704,543

Contributions--Note B
   Company                                                                                                 1,330,429
   401(k)                                 1,578,966         608,692         272,530         310,258          611,096
   Participant                               70,386          24,255          19,682          19,538           18,438
                                         ----------       ---------       ---------       ---------       ----------
                                          1,649,352         632,947         292,212         329,796        1,959,963

Investment Election Change                  158,034         (14,041)         21,598         131,443          (11,316)

Loan Transfers                             (237,004)        (61,407)        (15,463)         (1,708)         (44,026)

Unallocated Loan Payments

Withdrawals and
   Terminations--Note C                   1,293,005         346,010          54,853          52,293          863,743
                                         ----------       ---------       ---------       ---------       ----------

Income and Changes in Plan Equity         1,195,385         837,923         343,053         792,353        2,385,190

Plan Equity at Beginning of the Year     11,918,392       4,531,012       1,213,608       1,662,609        8,288,130
                                         ----------       ---------       ---------       ---------       ----------

Plan Equity at End of the Year          $13,113,777      $5,368,935      $1,556,661      $2,454,962      $10,673,320
                                        ===========      ==========      ==========      ==========      ===========


                                           PAYSOP           LOAN
                                            FUND            FUND            TOTAL
                                         ----------       ---------       ---------
Investment Income:
   Dividends                                 $3,108                         $463,410
   Interest                                     681        $117,168          914,097
   Other Income (Expense)                    (4,463)                          44,208
                                         ----------       ---------        ---------
                                               (674)        117,168        1,421,715

Realized Gain (Loss) on
   Investments--Note E                      (15,647)                         (45,525)

Unrealized Appreciation (Depreciation)
   on Investments--Note F                    54,463                        2,152,548

Contributions--Note B
   Company                                                                 1,330,429
   401(k)                                                                  3,381,542
   Participant                                                               152,299
                                         ----------       ---------        ---------
                                                                           4,864,270

Investment Election Change                                                   285,718

Loan Transfers                                              359,608

Unallocated Loan Payments                                    89,263           89,263

Withdrawals and
   Terminations--Note C                      20,261          11,498        2,641,663
                                         ----------       ---------        ---------

Income and Changes in Plan Equity            17,881         554,541        6,126,326

Plan Equity at Beginning of the Year        232,041       1,817,096       29,662,888
                                         ----------       ---------        ---------

Plan Equity at End of the Year             $249,922      $2,371,637      $35,789,214
                                         ==========      ==========      ===========

See accompanying notes to financial statements.

                               BRUSH WELLMAN INC.
                          SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 30, 1991

                                          INCOME           EQUITY          EQUITY          EQUITY           STOCK
                                           FUND            FUND A          FUND B          FUND C           FUND
                                         ----------       ---------        --------      ----------       ----------
Investment Income:
   Dividends                                               $190,637         $27,486         $85,048         $318,604
   Interest                                $867,386           1,251             542             626            5,412
   Other Income (Expense)                                     1,300          68,727             461         (193,443)
                                         ----------       ---------        --------      ----------       ----------
                                            867,386         193,188          96,755          86,135          130,573

Realized Gain (Loss) on
   Investments--Note E                                       (9,205)          6,516           3,641         (139,815)

Unrealized Appreciation (Depreciation)
   on Investments--Note F                                   776,082          98,130         214,639         (251,166)

Contributions--Note B
   Company                                                                                                 1,337,295
   401(k)                                 1,643,696         579,193         247,951         260,638          677,764
   Participant                               75,605          32,872          19,014          12,455           17,553
                                         ----------       ---------        --------      ----------       ----------
                                          1,719,301         612,065         266,965         273,093        2,032,612

Investment Election Change                   87,850         (82,173)         21,841          12,194          (39,712)

Loan Transfers                              (49,672)         11,885          11,465           5,069           15,036

Unallocated Loan Payments

Withdrawals and
   Terminations--Note C                     536,227         132,568          72,868          97,460          451,394
                                         ----------       ---------        --------      ----------       ----------

Income and Changes in Plan Equity         2,088,638       1,369,274         428,804         497,311        1,296,134

Plan Equity at Beginning of the Year      9,829,754       3,161,738         784,804       1,165,298        6,991,996
                                         ----------       ---------        --------      ----------       ----------

Plan Equity at End of the Year          $11,918,392      $4,531,012      $1,213,608      $1,662,609       $8,288,130
                                        ===========      ==========      ==========      ==========       ==========


                                         PAYSOP           LOAN
                                          FUND            FUND            TOTAL
                                         ----------     ---------       ----------
Investment Income:
   Dividends                               $9,772                         $631,547
   Interest                                   689        $152,308        1,028,214
   Other Income (Expense)                 (18,488)                        (141,443)
                                         ----------     ---------       ----------
                                           (8,027)        152,308        1,518,318

Realized Gain (Loss) on
   Investments--Note E                     (4,828)                        (143,691)

Unrealized Appreciation (Depreciation)
   on Investments--Note F                  14,908                          852,593

Contributions--Note B
   Company                                                               1,337,295
   401(k)                                                                3,409,242
   Participant                                                             157,499
                                         ----------     ---------       ----------
                                                                         4,904,036

Investment Election Change

Loan Transfers                                              6,217

Unallocated Loan Payments                                  (3,790)          (3,790)

Withdrawals and
   Terminations--Note C                    11,340          83,568        1,385,425
                                         ----------     ---------       ----------

Income and Changes in Plan Equity          (9,287)         71,167        5,742,041

Plan Equity at Beginning of the Year      241,328       1,745,929       23,920,847
                                         ----------     ---------       ----------

Plan Equity at End of the Year           $232,041      $1,817,096      $29,662,888
                                         ==========    ==========      ===========

See accompanying notes to financial statements.

                         NOTES TO FINANCIAL STATEMENTS
                               BRUSH WELLMAN INC.
                          SAVINGS AND INVESTMENT PLAN

                        DECEMBER 30, 1993, 1992 AND 1991


NOTE A - The accounting records of the Brush Wellman Inc. Savings and Investment Plan (Plan) are maintained on the accrual basis. Investments are stated at current market value. Investment in securities traded on national securities exchanges are valued at the latest reported closing price. Investment in participant units of the Managed Guaranteed Investment Contract Fund and the Employee Benefits Money Market Fund are stated at market value as determined by the Trustee. Cost is determined by the average cost method.

NOTE B - The Plan is a defined contribution plan which covers certain eligible employees with one year of eligibility service with Brush Wellman Inc. (Company). An employee shall be credited with a year of eligibility service if he is credited with at least 1,000 hours of service in any twelve consecutive month period beginning with date of hire or rehire of the employee (or an anniversary of the latest such date).

       The Plan provides for basic contributions on behalf of employees up to 6% of their earnings through either salary reduction or employee after-tax contributions. Basic contributions were matched by the Company at the rate of 50% of such contributions. The rate at which such basic contributions are matched by the Company may be decreased or increased (up to 100%) by action of the Company's Board of Directors.

       An employee who makes basic contributions of 6% of earnings may also make supplemental contributions of up to 9% of earnings which are not matched by Company contributions and which may be made in any combination of salary reduction and/or after-tax contributions.

       An employee's contributions made to the Plan on a salary reduction basis may not exceed certain maximum amounts. The maximum amounts were $8,994 in 1993, $8,728 in 1992 and $8,475 in 1991. All employee and Company matching contributions are fully vested at all times.

       Participants may direct that their basic, supplemental and transfer contributions (as described in the Plan) be invested in one or more of the Income Fund, Equity Fund A, Equity Fund B, Equity Fund C, and the Company Stock Fund in increments of 10%. Prior to July 1, 1991, such direction was able to be revised by participants on April 1 or October 1. Beginning July 1, 1991 revisions may also be made on July 1 and December 31. All Company matching contributions are invested in the Company Stock Fund except with respect to Participants age 59 1/2 or older who may transfer such contributions to other investment funds.

       The Income Fund invests primarily in the Managed Guaranteed Investment Contract Fund, the objective of which is to achieve high current income with stability of principal. The fund is primarily invested in Guaranteed Investment Contracts.

       Equity Fund A began investing primarily in the Fidelity U.S. Equity Index Portfolio April 1, 1992. This fund is a growth and income fund. It seeks a yield that corresponds with the total return of the S&P 500 Index. The fund's share price will fluctuate and dividend amounts will vary. Prior to that, Equity Fund A invested primarily in the Fidelity Equity Income Fund.

       Equity Fund B invests primarily in the Fidelity Fund. This fund seeks long-term capital growth and current return on capital and will select some securities for their income characteristics, which may limit the potential for growth. The fund's share price and dividend income will fluctuate as the value and yields of the securities in its investment portfolio fluctuate.

       Equity Fund C invests primarily in Fidelity Puritan Fund. This fund is a growth and income fund. It seeks capital growth in addition to regular quarterly dividends. It invests in a broadly diversified portfolio of common stocks, preferred stocks and bonds, including lower- quality, high yield debt securities. The fund's share price will fluctuate and dividend amounts will vary.

       The Company Stock Fund invests primarily in Brush Wellman Inc. Common Stock.

       The Plan, as originally adopted, included a Payroll Stock Ownership Plan (PAYSOP) feature that applied through 1986. Under the PAYSOP, the Company made contributions based upon a percentage of payroll and was afforded an additional credit against federal income tax up to the amount allowable by the Internal Revenue Code. The PAYSOP contribution by the Company, which could be in Common Stock of the Company or cash used to purchase Common Stock of the Company, was a percentage of the compensation paid to all employees who made salary reduction contributions to the Plan at any time during the year and who were members of the Plan as of the last pay period of such year. The shares of Common Stock of the Company contributed or purchased were allocated equally to all eligible participants.

       A participant may borrow funds from his account, excluding his interest in the PAYSOP Fund, provided such loan is secured by the participant's interest in his account and evidenced by a promissory note executed by the participant. The promissory notes are held in trust as a separate fund, Loan Fund, of the Plan.

       All costs and expenses incurred in connection with the administration of the Plan for 1993, 1992, and 1991 were paid by the Company.

       Information concerning the Plan agreement and the vesting and benefit provisions is contained in the Summary Plan Description. Copies of this pamphlet are available from the Plan administrator.

NOTE C - At retirement, death or other termination, a participant (or his death beneficiary) is eligible to receive a distribution of all employee, Company matching and PAYSOP contributions credited to the employee's account plus or minus any net gain or loss thereon.

       The value of distributions and withdrawals is based on the value of a participant's account on the valuation date immediately preceding the date of distribution or withdrawal and is deducted from the participant's account as of such valuation date.

       Distribution to a participant or a person designated by the participant as his death beneficiary is made under one of the following methods as elected by the participant:

       (i)     Lump sum payment in cash; or

       (ii) Lump sum payment in cash, except that a participant's interest in the Company Stock Fund and the PAYSOP Fund will be paid in full shares of Common Stock of the Company, with any fractional shares being paid in cash.

NOTE D - Shares or face value by investment as of December 30, 1993 and 1992 are as follows:

                                                                   Shares by Investment
                                                            ---------------------------------
       Investment                                                1993                   1992
       ----------                                                ----                   ----
Managed Guaranteed Investment
   Contract Fund                                               13,230,630             12,827,852
Fidelity U.S. Equity Index Portfolio                              337,388                323,144
Fidelity Fund Inc.                                                109,776                 77,330
Fidelity Puritan Fund                                             254,794                163,497
Brush Wellman Inc. Common Stock                                   830,713                695,534
Employee Benefit Money Market Fund                                324,800                102,001

In addition, $2,416,728 and $2,456,585 were invested in Participant Promissory Notes as of December 30, 1993 and 1992, respectively.

NOTE E - The net realized gain (loss) on sales of investments for the Plan years ended December 30, 1993, 1992 and 1991 is as follows:

                                                                          1993
                                                  -----------------------------------------------------
Investment                                          Shares          Cost        Proceeds     Gain(Loss)
- ----------                                        ----------    ------------   -----------   ----------
Managed Guaranteed
  Investment Contract Fund                        1,126,525      $1,134,389    $1,185,729   $   51,340
Fidelity U.S. Equity Index
  Portfolio                                          38,291         588,895       651,164       62,269
Fidelity Fund Inc.                                    3,620          65,964        73,170        7,206
Fidelity Puritan Fund                                   872          12,037        13,909        1,872
Brush Wellman Inc. Common
   Stock                                             14,468         580,968       165,557     (415,411)
                                                                                            ----------
                                                                                             $(292,724)
                                                                                             =========

                                                                          1992
                                                  -----------------------------------------------------
Investment                                          Shares          Cost        Proceeds     Gain(Loss)
- ----------                                        ----------    ------------   -----------   ----------
Managed Guaranteed
  Investment Contract Fund                        1,456,625      $1,456,626    $1,457,220    $     594
Fidelity U.S. Equity Index
  Portfolio                                          20,801         316,274       325,795        9,521
Fidelity Equity Income Fund                         176,581       4,449,932     4,698,839      248,907
Fidelity Fund Inc.                                    6,546         117,082       123,069        5,987
Fidelity Puritan Fund                                 1,703          22,889        24,622        1,733
Brush Wellman Inc. Common
   Stock                                             34,441         871,980       559,713     (312,267)
                                                                                              ---------
                                                                                              $(45,525)
                                                                                              =========

                                                                          1991
                                                  -----------------------------------------------------
Investment                                          Shares          Cost        Proceeds     Gain(Loss)
- ----------                                        ----------    ------------   -----------   ----------

Fidelity Equity Income                                9,879      $  248,745    $  239,540    $  (9,205)
Fidelity Fund Inc.                                    4,750          83,242        89,758        6,516
Fidelity Puritan Fund                                10,251         134,554       138,195        3,641
Brush Wellman Inc. Common Stock                      14,644         387,656       243,013     (144,643)
                                                                                             ----------
                                                                                             $(143,691)
                                                                                             ==========

       The Department of Labor requires that realized gains and losses be calculated using current cost (cost at the beginning of the Plan year) rather than historical cost. Realized gains under the current cost method for the year ended December 30, 1993 are as follows:

                                                                                   Realized
                                                                                  Gain(Loss)
                                                                                  ----------

Managed Guaranteed Investment Contract Fund                                          $41,848
Fidelity U.S. Equity Index Portfolio                                                  22,953
Fidelity Fund Inc.                                                                     4,183
Fidelity Puritan Fund                                                                  1,004
Brush Wellman Inc. Common Stock                                                      (46,477)
                                                                                     -------
                                                                                     $23,511
                                                                                     =======

NOTE F - The unrealized appreciation (depreciation) of investments for the Plan years ended December 30, 1993, 1992 and 1991 is as follows:

                                               Balance                                         Balance
                                             December 31                                     December 30
                                                1992                     Change                 1993
                                           ---------------               ------             ---------------
Managed Guaranteed Investment
  Contract Fund                              $   125,974              $   885,906              $1,011,880
Fidelity U.S. Equity
  Index Portfolio                                366,829                  236,668                 603,497
Fidelity Fund Inc.                                77,911                   13,589                  91,500
Fidelity Puritan Fund                            184,025                  157,850                 341,875
Brush Wellman Inc. Common Stock               (4,971,795)                (224,335)             (5,196,130)
                                                                       ----------
                                                                       $1,069,678
                                                                       ==========

                                               Balance                                         Balance
                                             December 31                                     December 30
                                                1991                     Change                 1992
                                           ---------------               ------             ---------------
Managed Guaranteed Investment
Contract Fund                                          -              $   125,974              $  125,974
Fidelity U.S. Equity
  Index Portfolio                                      -                  366,829                 366,829
Fidelity Equity Income Fund                  $   199,503                 (199,503)                      -
Fidelity Fund Inc.                                51,019                   26,892                  77,911
Fidelity Puritan Fund                            110,675                   73,350                 184,025
Brush Wellman Inc. Common Stock               (6,730,801)               1,759,006              (4,971,795)
                                                                       ----------
                                                                       $2,152,548
                                                                       ==========

                                               Balance                                         Balance
                                             December 31                                     December 30
                                                1990                     Change                 1991
                                           ---------------               ------             ---------------

Fidelity Equity Income Fund                   $ (576,579)               $ 776,082               $  199,503
Fidelity Fund Inc.                               (47,111)                  98,130                   51,019
Fidelity Puritan Fund                           (103,964)                 214,639                  110,675
Brush Wellman Inc. Common Stock               (6,494,543)                (236,258)              (6,730,801)
                                                                        ---------
                                                                        $ 852,593
                                                                        =========

       The Department of Labor requires that unrealized appreciation and depreciation be calculated using current cost rather than historical cost. Unrealized gains and losses under the current cost method for the year ended December 30, 1993 are as follows:

                                                                                   Change in
                                                                              Unrealized Gain(Loss)
                                                                              ---------------------
Managed Guaranteed Investment Contract Fund                                           $895,398
Fidelity U.S. Equity Index Portfolio                                                   275,984
Fidelity Fund Inc.                                                                      16,612
Fidelity Puritan Fund                                                                  158,718
Brush Wellman Inc. Common Stock                                                       (593,269)
                                                                                     ----------
                                                                                      $753,443
                                                                                     =========



NOTE G - The Internal Revenue Service has determined that the Plan is qualified under Internal Revenue Code Section 401(a) and that the related trust is, therefore, tax-exempt under Code Section 501(a).

       Continued qualification of the Plan depends upon timely adoption and operational application of certain amendments required as a result of the Tax Reform Act of 1986 (Act). In the Company's opinion, the Plan is operating in compliance with the applicable provisions of the Act.

       The Company is allowed a federal income tax deduction for its employer matching contributions to the Plan.

       The Plan provides, among other things, for contributions to be made to the Plan pursuant to a qualified cash or deferred arrangement (CODA) under
Section 401(k) of the IRC. CODA contributions made to the Trust for a participant will reduce a participant's current compensation and will not be included in the gross income of the participant for federal income tax purposes in the year made. Such amounts will, however, be considered as part of the participant's gross income for purposes of Social Security taxes.

       Non-CODA contributions withheld under the Plan from a participant through payroll deductions will be included in the gross income of the participant in the year withheld and are not deductible by the participant for federal income tax purposes.

       A participant does not become subject to federal income taxes as a result of their participation in the Plan until the assets in their account are withdrawn by, or distributed to, the participant.


NOTE H -   The Plan was amended on October 22, 1991.  Amendment No. 3 provides for administration of accounts and distributions under qualified domestic relations orders and defines the term immediate and heavy financial need for purposes of hardship withdrawals.

       On October 1, 1992, the plan assets of the Electrofusion Corporation 401(k) Tax Deferred Savings Plan were merged into the Plan. The market value of the merged assets was $285,718 and has been reflected in the Statement of Changes in Plan Equity as an Investment Election Change.

                                                                 EIN-34-0119320
                                                                         PN 003
                               BRUSH WELLMAN INC.
                           SAVINGS & INVESTMENT PLAN
                               DECEMBER 30, 1993



    Item 30a -  SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES:

                                                                                                  CURRENT
                INVESTMENTS                               DESCRIPTION           COST               VALUE
                -----------                               -----------        -----------        -----------
 Brush Wellman Inc. Common Stock                          Common Stock       $17,033,792        $11,837,660

 Managed Guaranteed Investment Contract Fund              Bank Common/       $13,295,724        $14,307,606
                                                          Collective Trust

 Fidelity U.S. Equity Index Portfolio                     Mutual Fund         $5,223,194         $5,826,691

 Fidelity Fund Inc.                                       Mutual Fund         $2,023,888         $2,115,389

 Fidelity Puritan Fund                                    Mutual Fund         $3,671,135         $4,013,010

 Participant Promissory Notes                             Participant Loans   $2,416,728         $2,416,728

 Employee Benefits Money Market Fund                      Bank Common/          $324,800           $324,800
                                                          Collective Trust

                                                     DECEMBER 31, 1993     R-773

                             SOCIETY NATIONAL BANK
                    BRUSH WELLMAN INC SAV/INV          CONS


       THE BEGINNING PLAN VALUE AGAINST WHICH TRANSACTIONS WERE TESTED FOR PURPOSES OF THIS SET OF REPORTS WAS $35,569,198.02





                                   30896100 BRUSH WELLMAN INC SAV/INV STOCK FD 30896106 BRUSH WELLMAN INC SAV/INV INCOME FD 30896109 BRUSH WELLMAN INC PAYSOP S/V/P
                                   30896112 BRUSH WELLMAN INC CONT ACCT S/P/P 30896115 BRUSH WELLMAN SAV/INC LOAN FD S/P/P 30896118 BRUSH WELLMAN INC SVGS INVT EQ FD A 30896121 BRUSH WELLMAN INC SVGS INVT EQ FD B 30896124 BRUSH WELLMAN INC SVGS INVT EQ FD C






PSN      1

BRUSH WELLMAN INC SAV/INV      CONS                  DECEMBER 31, 1993     R-776

SUMMARY OF PURCHASES AND/OR SALES IN SAME ISSUE IN EXCESS OF 5% OF BEGINNING PLAN VALUE

                                         ----------PURCHASES----------       ----------------------SALES----------------------
        TRANSACTION DESCRIPTION          # TRANS            COST             # TRANS          PROCEEDS            GAIN OR LOSS
       ========================          =======        ==============       =========      ============          ============
BRUSH WELLMAN INC.                        25             1,954,901.59            0                  0.00              0.00
  COM & RT PUR PFD STK EXP 01-26-98

EMPLOYEE BENEFITS MONEY                  303            12,263,523.22          324         12,040,724.26              0.00
RETIREMENT TRUST
  SHORT TERM FUND

SOCIETY NATIONAL BANK                     31             1,601,238.99           16          1,185,730.06         51,340.91
RETIREMENT TRUST
  AMERITRUST MAGIC FUND

     GRAND TOTAL:                        359            15,819,663.80          340         13,226,454.32         51,340.91





PSN      2                                                      R-776-0001

[LOGO]
                                                        27600 Chargin Boulevard
                                                                      Suite 200
                                                     Cleveland, Ohio 44122-4421
                                                                   216.464.7481
                                                               Fax 216.464.7581

RICHARD A. WRIGHT
ANTHONY J. WESLEY
MARK G. MILLS
WILLIAM M. POTOCZAK
   _________
KENNETH E. NOWAK





                        CONSENT OF INDEPENDENT AUDITORS


                 We consent to the incorporation by reference in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of Brush Wellman Inc. for the year ended December 31, 1993 of our report dated March 17, 1994, with respect to the financial statements and schedules of the Brush Wellman Inc. Savings and Investment Plan included in this Annual Report (11-K) for the year ended December 30, 1993.




                                                Wright, Wesley & Mills, P.C.
                                                /S/ Wright, Wesley & Mills, P.C.


Cleveland, Ohio
March 17, 1994